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                                                            EXHIBIT NUMBER 10.12


                              THIRD AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT
                              (MULTICURRENCY)


  THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (MULTICURRENCY) (the "Amendment"), dated as of August 24, 1998, is entered into by and between STANFORD TELECOMMUNICATIONS, INC. (the "Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").



                                 RECITALS

    A. The Borrower and the Bank are parties to an Amended and Restated Credit Agreement (Multicurrency) dated as of December 20, 1995, as amended by a First Amendment thereto dated as of December 5, 1996 and a Second Amendment thereto dated as of December 12, 1997 (as so amended, the "Credit Agreement") pursuant to which the Bank has extended certain credit facilities to the Borrower.

    B. The Borrower has requested that the Bank agree to certain amendments of the Credit Agreement.

    C. The Bank is willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

    NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

    2.  Amendments to Credit Agreement.

              (a) Section 7.05 of the Credit Agreement shall be amended and restated in its entirety so as to read as follows:

    7.05 Dividends. Neither the Borrower nor any of its Subsidiaries that is not wholly-owned by the Borrower shall declare or pay any dividends or distributions on any of its shares now or hereafter existing, or purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto, except (i) dividends payable solely in its capital stock and (ii) repurchases of its common stock in an aggregate cumulative amount settled from and after August 24, 1998 not to exceed $15,000,000; provided that no such common stock repurchases shall be made at any time when an Event of Default has occurred which has not been cured or waived.

              (b) Section 7.13 of the Credit Agreement shall be amended and restated in its entirety so as to read as follows:

    7.13 Tangible Net Worth. The Borrower shall not permit its Tangible Net Worth on a consolidated basis at any time to be less than $70,000,000 plus (i) 75% of the Borrower's consolidated net income (but not less any net losses for any period) earned in


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each fiscal quarter commencing after September 30, 1996 plus (ii) the value of all Net Issuance Proceeds (whether in cash, other property or in kind) of equity securities issued by the Borrower from and after September 30, 1996, less (iii) the lesser of (a) the aggregate cumulative amount of its common stock repurchased and settled from and after August 24, 1998 and (b) $15,000,000. For purposes of this Section and Section 7.14, "Tangible Net Worth" means, as of any date of determination, (i) total assets (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury shares, unamortized debt discount and premium, deferred charges and other like intangibles) less (ii) all reserves applicable thereto and all liabilities (including accrued and deferred income taxes and subordinated liabilities). For purposes of this Section, "Net Issuance Proceeds" means, in respect of any issuance of common or preferred equity, proceeds (whether in cash, other property, or in kind) received in connection therewith, net of out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any person not an affiliate of the Borrower and not to exceed 5% of the gross proceeds thereof.

         (c) Schedule 2 to Exhibit A of the Credit Agreement shall be amended and restated in its entirety so as to read as set forth in Schedule 2 attached hereto.

    3. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

         (a)  No Default or Event of Default has occurred and is continuing.

         (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

         (c) All representations and warranties of the Borrower contained in the Credit Agreement are true and correct.

         (d) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other person.

    4. Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to enter into similar amendments under the same, similar or any other circumstances in the future.

    5.  Miscellaneous.

         (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement. This Amendment is a Credit Document.

         (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

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         (c)  This Amendment shall be governed by and construed in accordance with the law of the State of California.

         (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of the Borrower shall bind the Borrower with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document which hard copy page was not received by the Bank.

         (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended or modified except in writing executed by both of the parties hereto.

         (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

         (g) Borrower covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

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    IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first above written.


                                STANFORD TELECOMMUNICATIONS, INC.



                                By:
                                   ------------------------------
                                Name:
                                     ----------------------------
                                Title:
                                      ---------------------------


                                By:
                                   ------------------------------
                                Name:
                                     ----------------------------
                                Title:
                                      ---------------------------



                                BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION


                                By:
                                   ------------------------------
                                Name:
                                     ----------------------------
                                Title:  Vice President